Exhibit 5

                                December 5, 2000


Biozhem Cosmeceuticals, Inc.
19641 Descartes
Foothill Ranch, CA 92610

         Re: Form S-8 Registration of Shares Reserved Pursuant to the certain Agreement for Consulting Services dated September 27, 1999, as amended effective as of December 4, 2000, by and between Biozhem Cosmeceuticals, Inc. and Sierra Silicon (together the "Consulting Agreement")

Gentlemen:

         In connection with the proposed registration of 76,870 shares of Common Stock, $.001 par value, of Biozhem Cosmeceuticals, Inc., a Texas corporation (the "Company"), by the Company on Form S-8 for issuance pursuant to the Consulting Agreement, we have examined the following:

         1. The Articles of Incorporation of the Company, as amended to date;

         2.       The Bylaws of the Company, as amended to date;

         3. Resolutions of the Board of Directors of the Company with respect to the adoption and amendment of the Consulting Agreement;

         4.       The Consulting Agreement, as amended; and

         5. The registration Statement on Form S-8 and exhibits thereto to be filed with the Securities and Exchange Commission.

         Based upon such examination and upon examination of such other documents and records as we have deemed necessary, we are of the opinion that:

         (a) The Company has been duly incorporated under the laws of the State of Texas and is a validly organized and existing corporation.

         (b) The shares of Common Stock to be offered by the Company pursuant to the Consulting Agreement, when issued and paid for upon the terms and in the manner set forth in the Consulting Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filling of this opinion as an exhibit to the Registration Statement on Form S-8.

                                             Very truly yours,

                                             /S/ Robert D. Remy

                                             Robert D. Remy